UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 14, 2005 (April 13, 2005)

ZIX CORPORATION

(Exact name of Registrant as specified in its charter)

TEXAS (State of incorporation or organization)	001-17995 (Commission file number)	75-2216818 (I.R.S. employer identification number)

2711 North Haskell Avenue, Suite 2300, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 370-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Amendment to Purchase Agreement - Omicron Master Trust
Amendment to Purchase Agreement - Amulet Limited
Form of Amended/Restated Convertible Note Due 2005-2008
Form of Amended/Restated Common Stock Purchase Warrant
Form of Amended/Restated Registration Rights Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          As previously reported by Zix Corporation (the “Company”), pursuant to a Purchase Agreement between the Company and Omicron Master Trust, and a substantially similar Purchase Agreement between the Company and Amulet Limited (referred to herein, together with Omicron Master Trust, as the “Investors”), each dated as of November 1, 2004 (referred to herein, collectively, as the “Original Purchase Agreements”), the Company issued to the Investors an aggregate of $20 million principal amount of its convertible notes due 2005-2008 and common stock purchase warrants.

          On April 13, 2005, the Company entered into amendments (the “Purchase Agreement Amendments”) to the Original Purchase Agreements with each of the Investors. The closing of the Purchase Agreement Amendments is subject to the satisfaction of certain conditions, including matters relating to SEC registration of the shares that may be issued under the convertible notes in the share redemptions described below. Pursuant to the terms of the Purchase Agreement Amendments, the conditions must be satisfied on or before June 6, 2005 in order for the Purchase Agreement Amendments to become effective. If the Purchase Agreement Amendments do not become effective, the original terms of the convertible notes will continue to be in effect.

          In connection with the closing of the Purchase Agreement Amendments, the Company will issue an Amended and Restated Convertible Note and an Amended and Restated Common Stock Purchase Warrant and enter into an Amended and Restated Registration Rights Agreement with each of the Investors (collectively, the “Other Amendment Documents,” and, together with the Purchase Agreement Amendments, the “Amendment Transaction Documents”). Set forth below is a summary of the material terms of the Purchase Agreement Amendments and the Other Amendment Documents. This summary does not contain all information included in the documents and, consequently, is qualified in its entirety by reference to the entire text of the Purchase Agreement Amendments and the forms of the Other Amendment Documents, each of which is attached as an Exhibit to this Current Report on Form 8-K.

•	Under the terms of the Amendment Transaction Documents, the Company will agree to redeem with shares of its common stock (i) the $5 million of principal amount of the convertible notes originally due on November 2, 2005 on or before July 31, 2005 and (ii) the $5 million of principal amount of the convertible notes originally due on November 2, 2008 on or before December 31, 2005 (referred to herein as the “2005 Redemptions”). The Company may effect the 2005 Redemptions, in whole at any time, or in part from time to time, on or before the scheduled redemption dates. The 2005 Redemptions will require that the Company issue to the Investors a number of shares of its common stock valued at a 10% discount to the daily volume weighted average price of the common stock for the 15 trading days preceding the date of redemption. If the Company is unable to complete the 2005 Redemptions using common stock, it must complete the redemptions by the redemption dates using cash and issue additional warrants as described in the last bullet point below.

•	The warrants to purchase common stock originally issued to the Investors, currently covering 1,000,000 shares of common stock at an exercise price of $6.00 per share, will be amended, such that the exercise price for a pro-rata portion of the warrants will be reduced to the price of the Company’s common stock as and when the convertible notes are redeemed, if the redemption value per share of common stock is lower than $6.00 per share.

•	The amount of cash balances the Company is required to retain will be reduced following the completion of the 2005 Redemptions. Once the Company has redeemed $10 million of the principal amount by December 31, 2005, a covenant that would have required the company to maintain cash balances of $10 million (including amounts in the collateral account) until November 2007 will be relaxed, such that the Company instead will be required to maintain cash and cash equivalents of $9 million. The required cash balance will further decrease to $5 million in November 2006 at the time of payment or retirement of the $5 million principal amount of the convertible notes due November 2006.

•	Under the terms of the Amendment Transaction Documents, the maximum number of shares of common stock that the Company may issue to the Investors under the terms of the Amendment Transaction Documents is subject to the limitation arising as a result of certain rules of the Nasdaq National Market applicable to the Company. Because of this limitation, the Company may not, without the approval of its shareholders, issue more than approximately 6.2 million shares of its common stock (or 19.99% of the Company’s common stock outstanding, measured as of the date of the Original Purchase Agreements) in connection with

o	the 2005 Redemptions;

o	any other payment or redemption of the principal amount of the convertible notes;

o	the possible conversion by the Investors of the convertible notes at $6.00 per share;

o	the possible exercise by the Investors of the warrants; and

o	the payment of interest on the convertible notes.

The actual number of shares of the Company’s common stock issued to effect the 2005 Redemptions will depend on the market price of the Company’s common stock at the time of redemption.

•	If the approximately 6.2 million shares of common stock is not enough to enable the Company to complete the 2005 Redemptions, or if the Company is unable to complete the 2005 Redemptions for any other reason (e.g., insufficient trading volume), then the Company would be required to (i) redeem for cash the principal balance of the convertible notes that could not be redeemed in the 2005 Redemptions and (ii) if the Investors so elect after January 1, 2006, redeem for cash the remaining $10 million principal balance of the convertible notes. Further, if the number of shares is sufficient to complete the 2005 Redemptions, but at any time after January 1, 2006 there are not enough shares left of the approximately 6.2 million shares to permit the Investors to convert the remaining outstanding principal amount of the convertible notes to common stock at $6.00 per share (subject to adjustment as provided in the convertible notes) and exercise the warrants, then, if the Investors so elect, the Company would be required to redeem any remaining principal balance of the convertible notes for which there are not sufficient shares available to convert to common stock at $6.00 per share (subject to adjustment). In each such case, the convertible notes would be redeemed at 105 percent of principal and the Company would be required to issue a warrant exercisable for 70% of the number of shares into which the redeemed convertible note would have been convertible in the absence of the share limitation. Any reductions of the principal amounts outstanding as a result of the cash redemptions described above would also reduce the cash balances the Company is required to maintain under the covenants described above, such that the cash balances would not exceed the principal amounts outstanding under the convertible notes.

    The terms governing the convertible notes due November 2, 2006 and November 2, 2007, which are $5 million principal amount each, generally remain unchanged (except as to possibile early redemption, which is described in the last bullet point above). Under these terms, the Company can choose to repay the 2006 and 2007 convertible notes upon maturity if the holders have not elected conversion into common stock. Alternatively, the Company can redeem the 2006 and 2007 convertible notes prior to maturity in cash at 105% of the principal amount, plus accrued interest and the issuance of an immediately exercisable supplemental warrant exercisable for 70% of the common stock that would be issuable to the holders of the convertible notes upon conversion in respect to the principal amount thereof if the convertible notes were to remain outstanding.

Item 7.01. Regulation FD Disclosure.

     On April 13, 2005, the Company issued a press release announcing that the Company had entered into the Purchase Agreement Amendments with the Investors. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
4.1	Amendment No. 1 to Purchase Agreement, dated as of April 13, 2005, by and between Zix Corporation and Omicron Master Trust (excluding schedules and exhibits).

4.2	Amendment No. 1 to Purchase Agreement, dated as of April 13, 2005, by and between Zix Corporation and Amulet Limited (excluding schedules and exhibits).

4.3	Form of Amended and Restated Convertible Note Due 2005-2008 of Zix Corporation (including exhibits).

4.4	Form of Amended and Restated Common Stock Purchase Warrant to purchase shares of Zix Corporation (excluding exhibits).

4.5	Form of Amended and Restated Registration Rights Agreement by and between Zix Corporation and the Investors (excluding exhibits).

99.1	Press release issued by Zix Corporation on April 13, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION

Date: April 14, 2005	By:	/s/ Bradley C. Almond

Bradley C. Almond
Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Amendment No. 1 to Purchase Agreement, dated as of April 13, 2005, by and between Zix Corporation and Omicron Master Trust (excluding schedules and exhibits).

4.2	Amendment No. 1 to Purchase Agreement, dated as of April 13, 2005, by and between Zix Corporation and Amulet Limited (excluding schedules and exhibits).

4.3	Form of Amended and Restated Convertible Note Due 2005-2008 of Zix Corporation (including exhibits).

4.4	Form of Amended and Restated Common Stock Purchase Warrant to purchase shares of Zix Corporation (excluding exhibits).

4.5	Form of Amended and Restated Registration Rights Agreement by and between Zix Corporation and the Investors (excluding exhibits).

99.1	Press release issued by Zix Corporation on April 13, 2005.